UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 20, 2024
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On March 20, 2024, Patrick Machado notified Chimerix, Inc. (the “Company”) of his resignation as a member of the Board of Directors (the “Board”) and as a member of all committees of the Board on which he serves, contingent upon and effective at the Company’s 2024 Annual Meeting of Stockholders, scheduled to be held on June 20, 2024. Mr. Machado’s decision to resign was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

(d)    On March 20, 2024, the Board appointed Marc Kozin, to serve as a Class III director of the Company, effective immediately.

In accordance with the Company’s non-employee director compensation policy, as amended, upon his appointment as a director, Mr. Kozin was granted a nonqualified stock option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant. One-third of the shares subject to the stock option will vest and become exercisable on the one-year anniversary of the date of grant and the balance of the shares will vest in a series of 24 equal monthly installments thereafter, such that the option is fully vested on the third anniversary of the date of grant, subject to Mr. Kozin’s continuous service through each such vesting date and will vest in full upon a change in control. Additionally, Mr. Kozin will be entitled to receive a $40,000 annual retainer for his service as a director. At each annual stockholder meeting following which Mr. Kozin’s term as a director continues, he will be entitled to receive a nonqualified stock option to purchase 60,000 shares of the Company’s common stock, which will vest and become exercisable over a one-year period following the date of grant, subject to Mr. Kozin’s continuous service through each such vesting date and will vest in full upon a change in control. Mr. Kozin will also enter into the Company’s standard form of indemnification agreement for executive officers and directors. The Company is not aware of any transaction involving Mr. Kozin requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Kozin can be found in the press release issued by the Company, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated March 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: March 21, 2024
	By:	/s/ Michelle LaSpaluto
Michelle LaSpaluto
Chief Financial Officer